  Exhibit 99.1

SYSTEMAX REPORTS THIRD QUARTER 2013 FINANCIAL RESULTS

PORT WASHINGTON, NY, October 29, 2013 – Systemax Inc. (NYSE: SYX) today announced financial results for the third quarter and nine months ended September 30, 2013.

Performance Summary (U.S. dollars in millions, except per share data)
Highlights	Quarter Ended September 30,		Nine Months Ended September 30,
GAAP Results	2013	2012	2013	2012
Net sales	$791.8	$847.0	$2,478.3	$2,609.4
Gross profit	$117.7	$119.0	$357.4	$367.7
Gross margin	14.9%	14.0%	14.4%	14.1%
Operating income (loss) from continuing operations	$(3.8)	$(1.9)	$(19.3)	$6.9
Operating margin from continuing operations	(0.5)%	(0.2)%	(0.8)%	0.3%
Net income (loss)	$(11.6)	$14.0	$(24.0)	$18.8
Diluted net income (loss) per share	$(0.31)	$0.38	$(0.65)	$0.51
Non-GAAP Results*
Adjusted operating income	$3.0	$1.5	$0.1	$17.1
Non-recurring and recurring adjustments, net	$6.8	$3.4	$19.4	$10.2
Adjusted operating margin	0.4%	0.2%	0.0%	0.7%
* Management believes that by excluding certain recurring and non-recurring adjustments above from comparable GAAP measures investors have an additional meaningful measurement of the Company's performance. See accompanying GAAP reconciliation tables.

Third Quarter 2013 Financial Highlights:

•	Consolidated sales decreased 6.5% to $791.8 million in U.S. dollars. On a constant currency basis, sales decreased 6.8%.
•	Business to business channel sales grew 0.2% to $528.3 million in U.S. dollars. On a constant currency basis, sales declined 0.5%. On a "same store" and constant currency basis, sales declined 0.5%.
•	Consumer channel sales declined 17.5% to $263.5 million in U.S. dollars. On a constant currency basis, sales declined 17.3%. On a "same store" and constant currency basis, sales declined 15.6%.
•	GAAP operating loss increased to a loss of $3.8 million compared to a loss of $1.9 million last year. Non-GAAP operating income grew to $3.0 million compared to $1.5 million last year.
•	GAAP diluted net loss per share was $0.31. Non-GAAP diluted net loss per share was $0.19.

Nine Months 2013 Financial Highlights:

•	Consolidated sales declined 5.0% to $2.5 billion in U.S. dollars. On a constant currency basis, sales also declined 5.0%.
•	Business to business channel sales increased 1.0% to $1.6 billion in U.S. dollars. On a constant currency basis, sales also grew 1.0%.
•	Consumer channel sales declined 14.4% to $0.9 billion in U.S. dollars. On a constant currency basis, sales declined 14.3%.
•	GAAP operating income declined to a loss of $19.3 million compared to income of $6.9 million last year. Non-GAAP operating income was $0.1 million compared to $17.1 million last year.
•	GAAP diluted net loss per share was $0.65. Non-GAAP diluted net loss per share was $0.30.

Richard Leeds, Chairman and Chief Executive Officer, said, "While overall results remain challenged, there were a number of bright spots in the quarter as we continue to make progress on our initiatives to improve our profitability and strengthen our long-term performance.  On a consolidated basis we were able to double our adjusted operating income compared to the year ago period, and we expanded gross margins in both our Industrial Products and our Technology Segments."

"Industrial had outstanding performance in the quarter with a 40% increase in adjusted operating income as we capitalized on revenue gains and delivered additional operational efficiencies, driven by our New Jersey distribution center.  The launch of Industrial's branded e-commerce marketplace is tracking as planned and we are pleased with its initial success.  We continue to make progress on our European and North American Technology restructuring initiatives.  In Europe, our conversion to a Pan European operating structure and implementation of a shared service center have resulted in increased costs during the quarter; this will result in improved European operating results during future years.  In North America, our revenue performance remains challenged, particularly online, and we are moving aggressively to improve our results and making progress on a number of fronts.  We are expanding the number of private label SKUs we offer and making investments to improve and enhance the functionality of our websites."

"Our proactive efforts to improve our business performance are ongoing and we remain focused on returning each of our business units to profitability. We continue to make investments to enhance our competitive position and drive efficiencies across our operations.  Our balance sheet is strong, giving us the flexibility to make additional improvements in our operating performance," Leeds concluded.

At the end of the third quarter of 2013, the Company had working capital of $345.3 million, cash and cash equivalents of $173.3 million, and availability under its credit facility of $278.9 million.  Short and long-term debt totaled approximately $6.0 million at September 30, 2013.

Earnings Conference Call Details
Systemax Inc. will host a teleconference to discuss its third quarter 2013 results today, October 29, 2013 at 5:00 p.m. Eastern Time.  A live webcast of the teleconference will be available on the Company's website at www.systemax.com in the investor relations section. The webcast will also be archived on www.systemax.com for approximately 90 days.

About Systemax Inc.
Systemax Inc. (http://www.systemax.com), a Fortune 1000 company, sells personal computers, computer components and supplies, consumer electronics and industrial products through a system of branded e-Commerce websites, retail stores, relationship marketers and direct mail catalogs in North America and Europe. The primary brands are TigerDirect, Global Industrial, MISCO and Inmac Wstore.

Forward-Looking Statements
This press release contains forward-looking statements about the Company's performance.  These statements are based on management's estimates, assumptions and projections and are not guarantees of future performance.  The Company assumes no obligation to update these statements.  Actual results may differ materially from results expressed or implied in these statements as the result of risks, uncertainties and other factors including, but not limited to: (a) unanticipated variations in sales volume and margins, (b) fluctuations in economic conditions and exchange rates, including factors impacting our substantial international operations, (c) actions by competitors, (d) the continuation of key vendor relationships, (e) timely implementation of our shared services center in Hungary and transition of support operations without disruption to our existing business, and realization of the anticipated  cost savings (f) the ability to maintain satisfactory loan agreements with lenders, (g) risks associated with the delivery of merchandise to customers utilizing common carriers, (h) the operation of the Company's management information systems and risks associated with e-commerce, and  (i) unanticipated legal and administrative proceedings and (j) changes in sales tax laws affecting e-commerce retailers.  Please refer to "Risk Factors" and the Forward Looking Statements sections contained in the Company's Form 10-K for a more detailed discussion of risk factors affecting our business and an explanation of the inherent limitations in such forward-looking statements.

Investor/Media Contacts:
Mike Smargiassi / Nancy Zakhary
Brainerd Communicators, Inc.
212-986-6667
smarg@braincomm.com
nancy@braincomm.com

Supplemental Channel Sales, Product Category and Business Unit Summary

Supplemental Channel Sales Summary* (in millions)
Channel	Quarter Ended September 30,					Nine Months Ended September 30,
	2013	% of Sales	Change y/y	2012	% of Sales	2013	% of Sales	Change y/y	2012	% of Sales
Business to Business[1]	$528.3	66.7%	0.2%	$527.5	62.3%	$1,599.6	64.5%	1.0%	$1,583.2	60.7%
Consumer [2]	$263.5	33.3%	(17.5)%	$319.5	37.7%	$878.7	35.5%	(14.4)%	$1,026.2	39.3%
Consolidated Sales	$791.8	100%	(6.5)%	$847.0	100%	$2,478.3	100%	(5.0)%	$2,609.4	100%

* Certain prior year results have been reclassified to match current year presentation.
1 Includes sales from managed business relationships, including outbound call centers and extranets, and the entire Industrial
   Products and Corporate segments
2 Includes sales from retail stores, consumer websites, inbound call centers and television shopping
*
Supplemental "Same Store" Channel Growth[1] – Q3 2013 vs. Q3 2012
Channel	Change
Business to Business	(0.5)%
Consumer	(15.6)%
Consolidated Sales	(6.1)%

 1 Excludes revenue at retail stores, websites and call centers operating for less than 14 full months as of the beginning of the current comparison period and computed on a constant currency basis.  The method of calculating comparable store and channel sales varies across the retail and direct marketing industry.  As a result, Systemax's method of calculating comparable sales may not be the same as other companies' methods.

Supplemental Product Category Sales Summary (in millions)
Product Category	Quarter Ended September 30,					Nine Months Ended September 30,
	2013	% of Sales	Change y/y	2012	% of Sales	2013	% of Sales	Change y/y	2012	% of Sales
Computers	$246.5	31.1%	(2.0)%	$251.5	29.7%	$758.9	30.6%	1.0%	$751.2	28.8%
Computer Accessories & Software	$205.6	26.0%	(12.3)%	$234.4	27.7%	$662.3	26.7%	(9.4)%	$731.3	28.0%
Industrial Products	$125.7	15.9%	13.9%	$110.4	13.0%	$349.9	14.1%	15.3%	$303.6	11.6%
Consumer Electronics	$107.7	13.6%	(16.8)%	$129.4	15.3%	$361.0	14.6%	(18.6)%	$443.7	17.0%
Computer Components	$83.3	10.5%	(10.5)%	$93.1	11.0%	$277.1	11.2%	(7.9)%	$300.9	11.6%
Other	$23.0	2.9%	(18.4)%	$28.2	3.3%	$69.1	2.8%	(12.2)%	$78.7	3.0%
Consolidated Sales	$791.8	100%	(6.5)%	$847.0	100%	$2,478.3	100%	(5.0)%	$2,609.4	100%

Supplemental Business Unit Sales Summary (in millions)
Business Unit	Quarter Ended September 30,					Nine Months Ended September 30,
	2013	% of Sales	Change y/y	2012	% of Sales	2013	% of Sales	Change y/y	2012	% of Sales
Technology Products	$665.0	84.0%	(9.6)%	$735.4	86.8%	$2,124.3	85.7%	(7.7)%	$2,302.2	88.2%
Industrial Products	$125.7	15.9%	13.9%	$110.4	13.0%	$349.9	14.1%	15.3%	$303.6	11.6%
Corporate and Other	$1.1	0.1%	(8.3)%	$1.2	0.2%	$4.1	0.2%	13.9%	$3.6	0.2%
Consolidated Sales	$791.8	100%	(6.5)%	$847.0	100%	$2,478.3	100%	(5.0)%	$2,609.4	100%

Supplemental Business Unit GAAP Operating Income (Loss) Summary (in millions)
Business Unit	Quarter Ended September 30,				Nine Months Ended September 30,
	2013	Margin	2012	Margin	2013	Margin	2012	Margin
Technology Products	$(9.9)	(1.5)%	$(3.8)	(0.5)%	$(33.4)	(1.6)%	$1.6	0.1%
Industrial Products	$10.8	8.6%	$7.6	6.9%	$30.4	8.7%	$22.9	7.5%
Corporate and Other	$(4.7)	NM	$(5.7)	NM	$(16.3)	NM	$(17.6)	NM
Consolidated Operating Income (Loss)	$(3.8)	(0.5)%	$(1.9)	(0.2)%	$(19.3)	(0.8)%	$6.9	0.3%

Non-GAAP Operating Income (Loss)*
Technology Products	$(3.5)	(0.5)%	$(1.1)	(0.2)%	$(15.5)	(0.7)%	$7.7	0.3%
Industrial Products	$10.9	8.7%	$7.8	7.1%	$30.9	8.8%	$25.6	8.4%
Corporate and Other	$(4.4)	NM	$(5.2)	NM	$(15.3)	NM	$(16.2)	NM
Consolidated Operating Income	$3.0	0.4%	$1.5	0.2%	$0.1	0.0%	$17.1	0.7%
* Management believes that by excluding certain recurring and non-recurring adjustments above from comparable GAAP measures investors have an additional meaningful measurement of the Company's performance. See accompanying GAAP reconciliation tables.
NM – not meaningful

SYSTEMAX INC.
Condensed Consolidated Statements of Operations – Unaudited
(In millions, except per share amounts)

	Quarter Ended		Nine Months Ended
	September 30*		September 30*
	2013	2012	2013	2012
Net sales	$791.8	$847.0	$2,478.3	$2,609.4
Cost of sales	674.1	728.0	2,120.9	2,241.7
Gross profit	117.7	119.0	357.4	367.7
Gross margin	14.9%	14.0%	14.4%	14.1%
Selling, general and administrative expenses	115.7	118.9	360.2	354.7
Special charges (gains), net	5.8	2.0	16.5	6.1
Operating income (loss) from continuing operations	(3.8)	(1.9)	(19.3)	6.9
Operating margin	(0.5)%	(0.2)%	(0.8)%	0.3%
Interest and other (income) expense, net	(0.6)	0.2	0.2	1.8
Income (loss) from continuing operations before income taxes	(3.2)	(2.1)	(19.5)	5.1
(Benefit from) provision for income taxes	8.4	(16.1)	4.5	(13.9)

Income (loss) from continuing operations	(11.6)	14.0	(24.0)	19.0
Discontinued Operations	-	-	-	(0.2)
Net Income ( loss)	$(11.6)	$14.0	$(24.0)	$18.8
Net margin	(1.5)%	1.7%	(1.0)%	0.7%

Net Income (loss) per common share:
Basic	$(0.31)	$0.38	$(0.65)	$0.51
Diluted	$(0.31)	$0.38	$(0.65)	$0.51

Weighted average common and common equivalent shares:
Basic	37.0	37.0	37.0	36.9
Diluted	37.0	37.0	37.0	37.0

SYSTEMAX INC.
Condensed Consolidated Balance Sheets- Unaudited
(In millions)
	(Unaudited)
	September 30	December 31
	2013	2012
Current assets:
Cash and cash equivalents	$173.3	$150.7
Accounts receivable, net	287.7	297.4
Inventories	284.6	367.2
Prepaid expenses and other current assets	42.2	37.1
Total current assets	787.8	852.4
Property, plant and equipment, net	59.3	63.0
Goodwill, intangibles and other assets	44.9	46.9
Total assets	$892.0	$962.3

Current liabilities:
Short-term debt	$2.5	$2.8
Accounts payable and accrued expenses	440.0	488.8
Total current liabilities	442.5	491.6
Long-term debt	3.5	5.3
Other liabilities	22.5	19.1
Shareholders' equity	423.5	446.3
Total liabilities and shareholders' equity	$892.0	$962.3

* Systemax manages its business and reports using a 52-53 week fiscal year that ends at midnight on the Saturday closest to December 31.  For clarity of presentation, fiscal years and quarters are described as if they ended on the last day of the respective calendar month.  The actual fiscal quarter ended on September 28, 2013. The third quarters of both 2013 and 2012 included 13 weeks. The nine months of both 2013 and 2012 included 39 weeks. Certain prior period amounts have been reclassified to conform to current year presentation.
** We announced plans to exit the Software Solutions segment during the second quarter of 2009. The third party business activities of Software Solutions ended during the second quarter of 2012 and all current and prior year results for this segment are now included in discontinued operations.

SYSTEMAX INC.
Reconciliation of Segment GAAP Operating Income (loss) to Non-GAAP Operating Income (loss) - Unaudited
(In millions)

	Quarter Ended		Nine Months Ended
	September 30*		September 30*
	2013	2012	2013	2012
Technology Products	$(9.9)	$(3.8)	$(33.4)	$1.6
Industrial Products	10.8	7.6	30.4	22.9
Corporate And Other	(4.7)	(5.7)	(16.3)	(17.6)
GAAP Operating income (loss)	(3.8)	(1.9)	(19.3)	6.9
Non-GAAP adjustments:
Technology Products:
Asset Impairment Charges	-	1.7	-	1.7
Severance and other reorganization related charges(1)	5.6	0.2	16.0	1.4
Litigation costs (2)	0.2	0.1	0.5	0.9
Stock based compensation	0.1	0.5	0.4	1.4
Intangible asset amortization	0.5	0.2	1.0	0.7
Total Non-GAAP Adj. Technology Products	6.4	2.7	17.9	6.1
Industrial Products:
New facility startup costs	-	-	-	2.2
Stock based compensation	0.1	0.2	0.5	0.5
Total Non-GAAP Adj. Industrial Products	0.1	0.2	0.5	2.7
Corporate and Other:
Stock based compensation	0.3	0.5	1.0	1.4

Technology Products	(3.5)	(1.1)	(15.5)	7.7
Industrial Products	10.9	7.8	30.9	25.6
Corporate And Other	(4.4)	(5.2)	(15.3)	(16.2)
Non-GAAP Operating income*	$3.0	$1.5	$0.1	$17.1

(1) Third quarter 2013 includes costs associated with the planned closure of underperforming retail stores of $5.3M and $0.3M of additional severances and continued recruitment costs in Europe related to the expansion of our European Shared Service Center. Nine month costs in 2013 includes those recognized in the third quarter as well as $6.1M of additional costs related to start up and severance related to our European Shared Services Center, $2.2M in severance expense related to leadership changes in our North American Technology segment, and other costs associated with the exit of our PC Manufacturing business and underperforming retail stores.

(2) Includes legal costs related to the investigations of former officers and employees, net.

SYSTEMAX INC.
Reconciliation of GAAP Net Income (loss) to Non-GAAP Net Income (loss) – Unaudited
(In millions)
	Quarter Ended		Nine Months Ended
	September 30*		September 30*
	2013	2012	2013	2012
Net income (loss)	$(11.6)	$14.0	$(24.0)	$18.8
Non-GAAP adjustments:
Non-recurring
Asset impairment charges	-	1.7	-	1.7
Severance and other reorganization related charges (1)	5.6	0.2	16.0	1.4
New facility startup costs	-	-	-	2.2
Litigation costs (2)	0.2	0.1	0.5	0.9
Valuation Allowance Change	-	(15.1)	-	(15.1)
Income tax effect (3)	(2.0)	(0.7)	(5.5)	(2.1)
Total non- recurring adjustments, net of tax	3.8	(13.8)	11.0	(11.0)
Recurring
Stock based compensation	0.5	1.2	1.9	3.3
Intangible asset amortization	0.5	0.2	1.0	0.7
Income tax effect(3)	(0.4)	(0.5)	(1.0)	(1.5)
Total recurring adjustments	0.6	0.9	1.9	2.5

Non-GAAP net income (loss)*	$(7.2)	$1.1	$(11.1)	$10.3

Diluted earnings (loss) per share	$(0.31)	$0.38	$(0.65)	$0.51
Non-GAAP Diluted earnings (loss) per share*	$(0.19)	$0.03	$(0.30)	$0.28

(1)    Third quarter 2013 includes costs associated with the planned closure of underperforming retail stores of $5.3M and $0.3M of additional severances and continued recruitment costs in Europe related to the expansion of our European Shared Service Center.  Nine month costs in 2013 includes those recognized in the third quarter as well as $6.1M of additional costs related to start up and severance related to our European Shared Services Center, $2.2M in severance expense related to leadership changes in our North American Technology segment, and other costs associated with the exit of our PC Manufacturing business and underperforming retail stores.

(2) Includes legal costs related to the investigations of former officers and employees, net.
(3) Effective tax rates of 35% (assumed) are used in third quarter 2013 and 2012.